Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Legg Mason, Inc. and its subsidiaries of our report dated May 27, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Legg Mason, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2011.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Baltimore, Maryland August 31, 2011